Exhibit 5.1

New York Office 800 Third Avenue, 24th Floor New York, NY 10022 P 212.730.7700 F 212.730.7725 www.mrllp.com

August 18, 2022

Shuttle Pharmaceuticals Holdings, Inc.

One Research Court, Suite 450

Rockville, MD 20850

Re:	Shuttle Pharmaceuticals Holdings, Inc.
Registration Statement on Form S-1/A

Ladies and Gentlemen:

We have acted as counsel to Shuttle Pharmaceuticals Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-265429), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) for purposes of registering for sale under the Securities Act of 1933, as amended (the “Act”), of: (i) up to 1,660,000 units, with each unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $0.01 per share (the Common Stock and the warrants together, the “Shares”), of the Company, which includes 249,000 units are subject to the underwriter’s over-allotment option (the “Over-allotment Option”), as described in the Registration Statement, (ii) up to 232,500 shares (the “Underwriter Shares”) of Common Stock underlying the underwriter’s warrants issuable in connection with the sale of the Shares, including any shares issuable in the event of the underwriter’s exercise of the Over-allotment Option, and (iii) the resale of an aggregate of 913,334 shares (the “Resale Shares”) of Common Stock which are being sold by certain selling stockholders.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and cannot be relied on for any other purpose.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), (ii) the By-Laws of the Company, as amended to date (the “Bylaws”), (iii) certain resolutions of the Company’s board of directors (the “Board of Directors”) relating to the Registration Statement, and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies, the authenticity of the originals of all documents submitted to us as copies and the persons identified as officers are actually serving as such and that any certificates representing the securities will be properly executed by one or more such persons. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

Los Angeles | Orange County | San Francisco | Dallas | Houston | Chicago | New York

Shuttle Pharmaceuticals Holdings, Inc.

August 18, 2022

Based on the foregoing, we are of the opinion that (i) the Shares and the Underwriter Shares, when issued and sold by the Company, and delivered against payment in accordance with the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable and (ii) the Resale Shares, are validly issued, fully paid and non-assessable; provided, however, with respect to the 943,334 shares to be sold by certain of the Selling Stockholders that will be issued upon the conversion of convertible notes or exercise of warrants prior to such sale, such shares will be validly issued, fully-paid and nonassessable upon such conversion of convertible notes or exercise of warrants pursuant to which such shares are to be issued prior to the completion of this offering.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware. We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus and to the references to us in the Registration Statement. In giving such consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Michelman & Robinson, LLP

MICHELMAN & ROBINSON, LLP